Exhibit  15


Letter  of  Consent
Re:  Unaudited  Condensed  Consolidated  Interim  Financial  Information

We are aware of the incorporation by reference in the Registration Statement on Form S-8 dated May 25, 2000 of Sustainable Development International, Inc. in the registration of 1,260,000 shares of its common stock of our report relating to the unaudited condensed consolidated interim financial statements of Sustainable Development International, Incthat are included in its Form 10-Q for the quarter ended January 31,2000 .

 /s/  Grant  Thornton LLP,  Charterted  Accountants
--------------------------------------------------
By:  Grant  Thornton LLP,  Charterted  Accountants
Address:  2400  Scotia  Place  1,
10060  Jasper  Avenue,
Edmonton,  Alberta,  T5J  3R8


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